Exhibit 99.1 September 2020 Investor Presentation

Forward-Looking Statements This presentation contains forward-looking statements (“FLS”) which are protected as FLS under the PSLRA, and which are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. The assumptions and estimates underlying FLS are inherently uncertain and are subject to a wide variety of significant business and economic uncertainties and competitive risks that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance CVR Energy, Inc. (together with its subsidiaries, “CVI”, “CVR Energy”, “we”, “us” or the Company”) will achieve the future results we expect or that actual results will not differ materially from expectations. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are FLS and include, but are not limited to, statements regarding future: crude oil capacities; strategic value of our locations; crude oil, shale oil and condensate production, quality and pricing (including price advantages) and our access thereto (including cost of such access) via our logistics assets, pipelines or otherwise; fertilizer segment feedstock costs, marketing agreements and utilization rates; impacts of COVID-19 on the Company and the economy including volatility in commodity prices; strategic initiatives including our ability to operate safely, control costs and maintain our balance sheet and liquidity; Environmental, Health & Safety improvements; reduction in RINs exposure by biodiesel blending, development of wholesale or retail businesses or otherwise; renewable diesel projects including the cost, timing, benefits, capacities, phases, completion, production, processing, recoveries, feedstocks, margins, credit capture and RIN impact thereof; lost opportunities and capture rates; cash flow preservation including reductions in capital spending by 30% or at all or in operating expenses and SG&A by $50M or at all; market recovery and dislocation; potential near-term opportunities including consolidation; pipeline reversals; gathering volumes and shut-ins; pipeline space; complexity; optionality and flexibility of our crude oil sourcing and/or marketing network; blending and RIN generation; product mix; conversion and distillate yields; cost of operations; throughput and production; the macro environment; crack spreads (including improvement thereof) crude oil differentials (including our exposure thereto) and product demand recovery; dividend yield, cash return (and consistency thereof) and net leverage as compared to peers or otherwise; capital and turnaround expenses, timing and activities for both refining and fertilizer segments; global and domestic nitrogen demand and consumption; gasoline and ethanol demand destruction including impact on corn demand and fertilizer consumption; imports; EU tariffs; population growth; amount of arable farmland; biofuels consumption; diet evolution; product pricing and capacities; logistics optionality; rail access and delivery points; sustainability of production; demand growth and supply/demand imbalance; corn demand, stocks, uses, pricing, consumption, production, planting and yield; continued safe and reliable operations; and other matters. You are cautioned not to put undue reliance on FLS (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under “Risk Factors” in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other filings with the Securities and Exchange Commission by CVR Energy, Inc. (“CVI”) or CVR Partners, LP (“UAN”). These FLS are made only as of the date hereof. Neither CVI nor UAN assume any obligation to, and they expressly disclaim any obligation to, update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation (including EBITDA, Adjusted EBITDA) are not presentations made in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and use of such terms varies from others in the same industry. Non-GAAP financial measures should not be considered as alternatives to income from continuing operations, income from operations or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. 2

Mission and Values Our Guiding Principles Our mission is to be a top-tier North American petroleum refining and nitrogen-based fertilizer company as measured by safe and reliable operations, superior financial performance and profitable growth. Our core values define the way we do business every day to accomplish our mission. The foundation of our company is built on these core values. We are responsible to apply our core values in all the decisions we make and actions we take. Safety - We always put safety first. The protection of our employees, contractors and communities is paramount. We have an unwavering commitment to safety above all else. If it’s not safe, then we don’t do it. Environment - We care for our environment. Complying with all regulations and minimizing any environmental impact from our operations is essential. We understand our obligation to the environment and that it’s our duty to protect it. Integrity - We require high business ethics. We comply with the law and practice sound corporate governance. We only conduct business one way – the right way with integrity. Corporate Citizenship - We are proud members of the communities where we operate. We are good neighbors and know that it’s a privilege we can’t take for granted. We seek to make a positive economic and social impact through our financial donations and contributions of time, knowledge and talent of our employees to the places where we live and work. Continuous Improvement - We foster accountability under a performance-driven culture. We believe in both individual and team a success. We foster accountability under a performance-driven culture that supports creative thinking, teamwork and personal development so that employees can realize their maximum potential. We use defined work practices for consistency, efficiency and to create value across the organization. 3 3

Company Overview Mid-Continent Focused Refining & Fertilizer Businesses CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries. CVR Energy’s Petroleum segment is the larger of the two businesses and is comprised of two Mid-Continent complex refineries and associated logistics assets. Our Nitrogen Fertilizer business is comprised of our ownership of the general partner and approximately 35 percent of the common units of CVR Partners, LP. Petroleum Segment Fertilizer Segment ➢ 2 strategically located Mid- ➢ CVI owns the general Continent refineries close to partner and 35% of the Cushing, Oklahoma common units of CVR ➢ 206,500 bpd of nameplate crude Partners, LP (NYSE: UAN) oil capacity ➢ 2 strategically located ➢ Direct access to crude oil and facilities serving the condensate fields in the Southern Plains and Corn Anadarko Basin Belt ➢ Complimentary logistics assets ➢ Well positioned to benefit provide a variety of crude oil from low feedstock cost supply options environment ➢ Access to multiple key pipelines provides access to quality and ➢ Consistently maintained price advantaged crude oil – high utilization rates at 100% exposure to WTI-Brent production facilities differential ➢ Marketing agreement with ➢ 97% liquid volume yield & 41% LSB Industries Pryor, OK, distillate yield(1) facility’s UAN production (1) Based on total throughputs; for the last twelve months ended June 30, 2020 4 4

Strategic Priorities

Focus on Operating Safely, Controlling Costs and Maintaining Balance Sheet & Liquidity

Environmental, Health and Safety

Continuing to improve in all Environmental, Health and Safety matters - Safety is Job 1

- ✓ 1H 2020 Total Recordable Incident Rate was down 33% and Environmental Events were down 17% compared to 1H 2019.

Cash Flow Preservation

Focusing capital spending on projects that are critical to safe and reliable operations and implementing operating and SG&A expense reductions

- ✓ Reduced 2020 capital spending plan by nearly 30%. Targeting $50 million reduction in operating expenses and SG&A. Deferring turnaround at Wynnewood from Spring to Fall 2021. CVR Partners deferring Coffeyville turnaround from Fall 2020 to Summer 2021 and East Dubuque from Fall 2021 to second half of 2022.

Preserve Balance Sheet and Liquidity

Positioning to take advantage of market recovery and potential near-term opportunities

- ✓ Ended 2Q 2020 with total liquidity position of $831 million[(1)] and net debt to TTM EBITDA of 1.3x (excluding CVR Partners). Market dislocation may present near-term opportunities, including consolidation.

Focus on Crude Oil Quality & Differentials

Leveraging our strategic location and our proprietary gathering system to deliver high quality and cost-efficient crude oil to our refineries

- ✓ 2Q 2020 gathering volumes averaged approximately 82,000 bpd. Gathering volumes have rebounded in the third quarter with recent increase in crude oil prices. July gathering volumes were approximately 124,000 bpd.

Reduce our RIN Exposure

Reducing our RIN exposure through increased blending and developing a Renewable Diesel project at Wynnewood; continue to evaluate building a wholesale/retail business

- ✓ Internal RINs generation increased to 23% for 1H 2020, an increase of 8% compared to 1H 2019. Currently evaluating a Renewable Diesel project at Wynnewood that could further offset our RIN exposure.

Reduce Lost Opportunities

Reducing lost opportunities and improving capture rates

- ✓ Total lost profit opportunities for 1H 2020 declined by over 35% compared to 1H 2019.

(1) Total liquidity as of June 30, 2020 comprised of $574 million of cash, $140 million of available for sale securities and availability under the ABL of $393 million, less cash included in the borrowing base of $275 million

5

PETROLEUM SEGMENT

Asset Footprint

Strategically Located Assets near Cushing and SCOOP/STACK



Pony Express
Phillipsburg
Plainville
Plainville
Kelly
Topeka
Kansas City
KS
Keystone
White Cliffs
Wichita
Hooser to Broome
Hooser
Spearhead
White Cliffs
Pony Express
Shidler
Caney
Barnsdall
Tulsa
Mississippi Lime
STACK
Oklahoma City
Cushing
Red River
OK
Duncan
Excel
Basin
SCOOP
Coffeyville Refinery
Wynnewood Refinery
CVR Refining Trucking Operations
Major Crude Oil Storage Units
Other Third-party Crude Oil Pipelines
CVR Crude Oil Pipelines
Major Third-party Crude Oil Pipelines
Leased Pipelines
Joint Venture Pipelines

Mid-Continent Refineries

Nameplate crude oil capacity of 206,500 bpd across two refineries

- 2Q20 total throughput of 156,369 bpd (impacted by planned Coffeyville turnaround and reduced demand)
- 2019 total throughput of 215,971 bpd

Average complexity of 10.8

Located in Group 3 of PADD II

Crude Oil Sourcing Optionality

Refineries are strategically located ~100 to 130 miles from Cushing, OK with access to domestic conventional and locally gathered shale oils and Canadian crude oils

Historical space on key pipelines provide a variety of crude oil supply options; recently reversed Red River pipeline connecting Wynnewood to Cushing

Crude oil gathering system with access to production across Kansas, Nebraska, Oklahoma and Missouri

- 2Q20 gathered volumes of approximately 82,000 bpd. July volumes approximately 124,000 bpd.

Logistics asset portfolio includes over 430 miles of owned or JV pipelines, over 7 million barrels of total crude oil and product storage capacity and 39 LACT units

7

Strategically Located Mid-Con Refineries Multiple Takeaway Options Provide Product Placement Flexibility Marketing Network Optionality ➢ Marketing activities focused in central mid- continent area via rack marketing, supplying customers nearby and at terminals on third- party distribution systems ➢ Rack marketing enables the sale of blended products, allowing CVR opportunities to capture the RIN ➢ Majority of refined product volumes flow north on Magellan system or NuStar pipelines ➢ Flexibility to ship product south into Texas ➢ Over 100 product storage tanks with shell capacity of over 4 million barrels across both refineries 8

High-Quality Refining Assets Consistent High Margin Generation and Low-Cost Operations Consolidated Top-Tier Refining Margin(1) Consolidated Low Cost Operator(2) Total Throughput(1) Total Production(1) Heavy Canadian (3) Other (4) Other (5) Condensate 2% 6% 6% 7% Midland WTI 3% WTL 2% 187,070 Distillate 184,768 Gasoline Regional 41% bpd Crude bpd 53% 53% WTI 26% (1) Based on total throughputs for the last twelve months ended June 30, 2020. (2) Operating expenses based on per barrel of total throughput. CVI elevated in 2Q 2020 due to planned Coffeyville turnaround. (3) Currently have pipeline space up to 35,000 bpd but has historically been more economic to sell heavy crude oils in Cushing, Oklahoma. (4) Other includes natural gasoline, isobutane, normal butane and gas oil. 9 (5) Other includes pet coke, NGLs, slurry, sulfur and gas oil, and specialty products such as propylene and solvents; excludes internally produced fuels..

Challenging Macro Environment Mid Con Supply and Demand Fundamentals Better than US Average US Gasoline Demand Magellan System Gasoline Demand US Diesel Demand Magellan System Diesel Demand Source: EIA, Magellan 10

Challenging Macro Environment Mid Con Supply and Demand Fundamentals Better than US Average US Gasoline Inventories Magellan System Gasoline Inventories US Diesel Inventories Magellan System Diesel Inventories Source: EIA, Magellan 11

Challenging Macro Environment Expect Crack Spreads to Improve as Product Demand Recovers and Inventories Decline 2-1-1 Crack Spreads & Brent-WTI Differentials ($/bbl) WTI-Based Gasoline and ULSD Crack Spreads ($/bbl) $35 $30 NYMEX ULSD Crack NYMEX RBOB Crack NYMEX 2-1-1 Group 3 2-1-1 Brent-WTI $30 $25 $25 $20 Futures $20 Futures $15 $15 $10 $10 $5 $5 $0 $0 Jan-16 Oct-16 Jul-17 Apr-18 Jan-19 Oct-19 Jul-20 Apr-21 Jan-16 Oct-16 Jul-17 Apr-18 Jan-19 Oct-19 Jul-20 Apr-21 WCS – WTI Differential ($/bbl) Midland-Cushing and WTL-WTI Differentials ($/bbl) Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 $5 $0 Midland - Cushing WTL - WTI ($5) ($10) $0 ($15) ($20) ($5) Futures ($25) Futures ($30) ($10) ($35) ($40) ($15) ($45) ($20) ($50) Jan-16 Oct-16 Jul-17 Apr-18 Jan-19 Oct-19 Jul-20 Apr-21 Source: MarketView as of August 31, 2020 12

Progressing Renewable Diesel Project[1]

Potential Multi-Phase Project Utilizing Existing Assets at Both Refineries

Phase	Details
Phase 1: Wynnewood Hydrocracker Conversion	• Convert the existing hydrocracker at Wynnewood to Renewable Diesel service • Capacity of 100 million gallons per year of washed and refined soybean oil processing to produce renewable diesel and naphtha • In-service by June 30 2021 would allow for recouping investment by YE 2022 through capture of Blenders Tax Credit (BTC), Low Carbon Fuel Standard (LCFS) credits and Renewable Identification Numbers (RINs)
Phase 2: Transition to Feedstocks with Lower Carbon Intensity	• Install pre-treatment for processing of inedible corn oil, animal fats and used cooking oil that generate additional LCFS credits • Considering sizing pre-treatment unit to accommodate potential renewable diesel project at Coffeyville (Phase 4) • Improve LPG recoveries and lower carbon intensity with offgas recycle
Phase 3: Expand Wynnewood Diesel Hydrotreater (DHT)	• Retool the Wynnewood Refinery for condensate processing • With Phase 1, crude oil throughput capacity at Wynnewood would be reduced by approximately 19,000 BPD • Wynnewood's DHT could be expanded to recover approximately 10,000 BPD of crude oil processing capacity if supported by crack spreads
Phase 4: Implement similar project at Coffeyville	• Existing excess hydrogen capacity at Coffeyville would allow for a similar conversion project • Coffeyville could potentially support a larger project given additional hydrogen production capacity and existing high-pressure hydrotreating capacity

[1] Project and phases under consideration and subject to final Board approval and other applicable requirements.

13

Progressing Renewable Diesel Project

Board Authorized Spending for Detailed Cost Estimates for Phase 1

CVR Energy

Wynnewood Hydrocracker Conversion

Project Highlights:

- Convert 19,000 BPD hydrocracker at Wynnewood to process 100 million gallons per year of washed and bleached soybean oil to produce renewable diesel and renewable naphtha.
- Total estimated capital spend of approximately $100MM.
- Majority of capital spend allocated to associated logistics assets (rail loading and unloading, rail cars and track, tankage).
- Excess hydrogen capacity at Wynnewood and minimal modifications required to existing hydrocracker could allow this project to be completed faster and at lower capital cost than most competing projects.
- Primary goal is to capture the $1/gal BTC approved through 2022 in addition to RINs generated and LCFS credits.
- In-service by June 30 2021 would potentially allow for full capital investment recovery by January 1, 2023 if BTC expires.

Renewable Diesel Margin Proxy



$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Renewable Diesel Gross Margin ($/gal)
$0.00
($0.20)
($0.40)
($0.60)
($0.80)
($1.00)
($1.20)
($1.40)
HOBO Spread ($/gal)
Aug-19
Sep-19
Oct-19
Nov-19
Dec-19
Jan-20
Feb-20
Mar-20
Apr-20
May-20
Jun-20
Jul-20
Aug-20
Renewable Diesel Margin Proxy
HOBO Spread

14

Progressing Renewable Diesel Project

Renewable Diesel Project Economics and Sensitivities

Project Economics:

- Renewable diesel margins impacted by several factors:
  - Crude oil price and spread between ULSD and Soybean oil (HOBO spread)
  - Carbon Intensity (CI) of feedstock utilized
  - BTC ($1/gal credit authorized through 2022)
  - LCFS credit prices
  - RINs prices (1.7 D4 Biodiesel RINs generated per gallon of renewable diesel produced)

CVR Energy would retain the flexibility to return the unit to hydrocarbon processing if dictated by the margin environment if the BTC expires at the end of 2022.

Sensitivities (Annual Cash Flows)[1]:

HOBO Spread	$0.10 per gal	$10M
Federal Blenders Credit	$1.00 per gal	$100M
D4 RIN Price	$0.10 per gal	$17M
Pretreatment	$0.04 per pound	$32M



Components of Renewable Diesel Margin
($/gallon)
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
($0.50)
($1.00)
($1.50)
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
(WTI $/barrel)
Jan-18 Mar-18 May-18 Jul-18 Sep-18 Nov-18 Jan-19 Mar-19 May-19 Jul-19 Sep-19 Nov-19 Jan-20 Mar-20 May-20 Jul-20
HOBO
ULSD
Soybean Oil
WTI



D4 Biosiesel RIN and LCFS Credit Prices
D4 Biodiesel RINs ($/gal)
$1.00
$0.90
$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
$250
$200
$150
$100
$50
$0
LCFS Credits ($/ton)
Jan-18 Mar-18 May-18 Jul-18 Sep-18 Nov-18 Jan-19 Mar-19 May-19 Jul-19 Sep-19 Nov-19 Jan-20 Mar-20 May-20 Jul-20
D4 RIN
LCFS Credit

[1] Based on approximately 100 million gallons per year

15

Capital Expenditures and Turnarounds Disciplined Approach to Capital Spending 2020 Petroleum Segment Capex budget of $74M - $78M $250 $200 Reduced 2020 planned spending by over 30% from original budget. $150 Environmental and Maintenance spending planned $M $100 at $65M - $68M for FY20. YTD spending through June 30, 2020 totaled $54M. $50 Growth capex budgeted at $9M - $10M $0 2015 2016 2017 2018 2019 2020e ➢ Capital spending for 2020 focused only on projects Environmental & Maintenance Growth that are critical to safe and reliable operations or are critical path for future required work $250 2020 Turnaround spending of $150M - $160M $200 Coffeyville refinery planned turnaround began at $150 the end of February and was completed in April. $M YTD turnaround spending through June 30, 2020 $100 totaled $153M. $50 ➢ Next planned turnaround is at Wynnewood in the Fall of 2021 $0 2015 2016 2017 2018 2019 2020e Turnaround spending Note: As of June 30, 2020 16

FERTILIZER SEGMENT

Stable Trends in Fertilizer Demand Global and Domestic Demand for Nitrogen Remains Steady Global nitrogen consumption increased by 15% between 2009 and 2019 driven by: Global Nitrogen Consumption ➢ Population growth 140 130 ➢ Decrease in arable farmland per capita 120 ➢ Biofuel consumption 110 ➢ Continued evolution to more protein-based 100 diets in developing countries 90 Million Million Tonnes 80 Gasoline and ethanol demand destruction 70 from COVID-19 pandemic may impact 2021 60 50 corn demand and fertilizer consumption 2010 2011 2012 2015 2016 2017 2018 2019 2021 2022 2023 2024 2025 2027 2028 2029 2030 2013 2014 2020 2026 Global Arable Land per Capita US Nitrogen Consumption 14.0 2019 - 2030 projected CAGR (0.1%) 13.5 13.0 12.5 12.0 11.5 Million Million Tonnes 11.0 10.5 10.0 2010 2012 2013 2014 2016 2017 2018 2020 2021 2022 2025 2026 2029 2030 2011 2015 2019 2023 2024 2027 2028 Source: Fertecon, World Bank 18

U.S Nitrogen Supply & Demand Domestic Supply and Demand Picture is More Balanced Corn Stocks to Use Compared to Netback Fertilizer Pricing US Nitrogen Supply ➢ Nitrogen fertilizers represent approximately 15% of ➢ Major global nitrogen capacity build cycle largely farmers’ cost structure and significantly improves complete in 2017/2018. Additional tons have been yields absorbed by the market, though imports have increased recently following EU tariffs on Russia and ➢ UAN prices for 1H 2020 declined $53/ton from 1H Trinidad 2019, or 24% Y/Y ➢ Near-term focus is on harvest and crop yield, which will give an initial indication on potential 2021 planting requirements and fertilizer demand Source: NPK Fertilizer Consultant, USDA, Fertecon 19

Strong Demand for Corn in the U.S.

Increasing Corn Consumption is Positive for Nitrogen Demand

- Corn has a variety of uses and applications, including feed grains, ethanol for fuel and food, seed and industrial (FSI)
- Feed grains
  - ~96% of domestic feed grains are supplied by corn
  - Consumes ~37% of annual corn crop[1]
- Ethanol
  - Consumes ~35% of annual corn crop[1]
  - Corn demand for 2021 may be impacted by the loss of gasoline and ethanol demand as a result of COVID-19
- Corn production driven more by yield than acres planted
- Nitrogen is low on the cost curve for farmers

U.S. Domestic Corn Use



(Bushels in billions)
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
'99 - '19 CAGR: 2.5%
1980
1982
1984
1986
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
Feed / Residual Use
Ethanol
Seed & Industrial

Domestic Corn Planted Acres and Yield per Acre



Million planted acres
Bushels per harvested acre
120
100
80
60
40
20
0
200
180
160
140
120
100
80
60
40
20
0
1926
1930
1934
1938
1942
1946
1950
1954
1958
1962
1966
1970
1974
1978
1982
1986
1990
1994
1998
2002
2006
2010
2014
2018
Planted acres
Yield per acre

Source: USDA Economic Research Service and USDA WASDE.

(1) Based on 2015 – 2019 average.

20

Strategically Located Assets Well-Positioned in Premium Pricing Regions ➢ Large geographic footprint serving the Southern Plains and Corn Belt region ➢ Well positioned to minimize distribution costs and maximize net back pricing ➢ Rail loading rack at Coffeyville provides significant logistics optionality west of the Mississippi River due to access to both UP and BNSF delivery points ➢ Production sustainability due to storage capabilities at the plants and offsite locations ➢ Marketing agreement with LSB Industries Pryor, OK, facility’s UAN production 21

Key Operating Statistics Consistent High Utilization at Both Facilities Consolidated Production Volumes (1) Ammonia Utilization(2) Consolidated Feedstocks Costs(1) Consolidated Sales Revenue(1)(3) (1) For the last twelve months ended June 30, 2020. (2) Adjusted by planned turnarounds. 22 (3) Excludes freight.

Capital Expenditures and Turnaround Expenses Primarily Focused on Maintenance Spending East Dubuque Merger on 2020 Total Capex budget of $19M - $23M April 1, 2016 $25 Reduced 2020 planned spending by over 15% $20 from original budget. $15 Environmental and Maintenance spending planned $M $10 at $14M - $16M $5 Growth capex budgeted at $5M - $7M $0 2015 2016 2017 2018 2019 2020e ➢ Growth capex budget includes Urea/UAN Maintenance Growth expansion projects at East Dubuque East Dubuque Merger on $10.0 April 1, 2016 2020 Turnaround spending planned at <$1M $8.0 Maintenance work completed during unplanned downtime at Coffeyville in 1Q20 enables pushing $6.0 the turnaround scheduled for the Fall of 2020 to $M $4.0 the Summer of 2021 $2.0 East Dubuque turnaround planned for the Fall of 2021 being deferred to the second half of 2022 $0.0 2015 2016 2017 2018 2019 2020e Turnaround spending Note: As of June 30, 2020 23

APPENDIX

Non-GAAP Financial Measures Available Cash for Distribution - EBITDA for the quarter excluding non-cash income or expense items (if any), for which adjustment is deemed necessary or appropriate by the board of directors (the “Board”) of our general partner in its sole discretion, less (i) reserves for maintenance capital expenditures, debt service and other contractual obligations, and (ii) reserves for future operating or capital needs (if any), in each case, that the Board deems necessary or appropriate in its sole discretion. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the Board. Direct Operating Expenses per Throughput Barrel represents direct operating expenses for the Company’s Petroleum segment divided by total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period. EBITDA represents net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. Net Debt and Finance Lease Obligations Exclusive of Nitrogen Fertilizer - Net debt is total debt and finance lease obligations reduced for cash and cash equivalents. Refining Margin represents the difference between the Company’s Petroleum segment net sales and cost of materials and other. Refining Margin adjusted for Inventory Valuation Impact represents Refining Margin adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories purchased in prior periods and lower of cost or net realizable value adjustments, if necessary. The Company records its commodity inventories on the first-in-first-out basis. As a result, significant current period fluctuations in market prices and the volumes it holds in inventory can have favorable or unfavorable impacts on its refining margins as compared to similar metrics used by other publicly-traded companies in the refining industry. Refining Margin and Refining Margin adjusted for Inventory Valuation Impact, per Throughput Barrel represents Refining Margin divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period. Total Debt and Net Debt and Finance Lease Obligations to EBITDA Exclusive of Nitrogen Fertilizer is calculated as the consolidated debt and net debt and finance lease obligations less the Nitrogen Fertilizer Segment debt and net debt and finance lease obligations as of the most recent period ended divided by EBITDA exclusive of the Nitrogen Fertilizer Segment for the most recent twelve-month period. Note: Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document 25

Non-GAAP Financial Measures

CVR Energy

(In USD Millions)

CVR Energy, Inc.	2015	2016	2017	2018	2019	3Q 2019	4Q 2019	1Q 2020	2Q 2020	TTM
Net Income	$ 350	$ 10	$ 258	$ 366	$ 362	$ 104	$ 28	$ (101)	$ (32)	$ (1)
Add: Interest expense and other financing costs, net of interest income	47	83	109	102	102	26	24	35	31	116
Add: Income tax expense (benefit)	105	(19)	(220)	79	129	34	19	(36)	(5)	12
Add: Depreciation and amortization	199	229	258	274	297	71	71	64	74	280
EBITDA	**$ 701**	**$ 303**	**$ 405**	**$ 821**	**$ 880**	**$ 235**	**$ 142**	**$ (38)**	**$ 68**	**$ 407**

Petroleum Segment

(In USD Millions, except per bbl data)

Refining Margin per throughput barrel	3Q 2019	4Q 2019	1Q 2020	2Q 2020	TTM
Refining margin	$ 334	$ 244	$ 22	$ 148	$ 748
Divided by: total throughput barrels	20	20	14	14	68
Refining margin per throughput barrel	$ 16.34	$ 12.47	$ 1.52	$ 10.43	$ 10.92
Inventory valuation impacts	$ 1	$ (12)	$ 136	$ (46)	$ 79
Refining margin, excluding inventory valuation impacts	335	232	158	102	827
Divided by: total throughput barrels	20	20	14	14	68
Refining margin, excluding inventory valuations impacts, per throughput barrel	**$ 16.37**	**$ 11.86**	**$ 11.06**	**$ 7.18**	**$ 12.08**

Direct Operating Expense per throughput barrel	3Q 2019	4Q 2019	1Q 2020	2Q 2020	TTM
Direct operating expenses	$ 91	$ 91	$ 84	$ 79	$ 345
Throughput (bpd)	222,000	212,729	156,518	156,369	187,070
Total Throughput (mm bbls)	20	20	14	14	68
Direct operating expenses per total throughput barrel	**$ 4.46**	**$ 4.63**	**$ 5.87**	**$ 5.52**	**$ 5.04**

Note: All amounts on this slide are adjusted for the turnaround accounting change effective in 1Q19. These amounts are unaudited.

26

Non-GAAP Financial Measures Three Months Ended Twelve Months (In USD Millions) September 30, December 31, March 31, June 30, Ended 2019 2019 2020 2020 June 30, 2020 Consolidated Net income (loss) $ 104 $ 28 $ (101) $ (32) $ (1) Add: Interest expense, net 26 24 35 31 116 Income tax expense (benefit) 34 19 (36) (5) 12 Depreciation and amortization 71 71 64 74 280 EBITDA $ 235 $ 142 $ (38) $ 68 $ 407 Nitrogen Fertilizer Net income (loss) $ (23) $ (25) $ (21) $ (42) $ (111) Add: Interest expense, net 16 16 16 16 64 Depreciation and amortization 18 20 16 24 78 EBITDA $ 11 $ 11 $ 11 $ (2) $ 31 EBITDA exclusive of Nitrogen Fertilizer $ 224 $ 131 $ (49) $ 70 $ 376 27

Non-GAAP Financial Measures Reconciliation of Total Debt and Net Debt and Finance Lease Obligations to EBITDA Exclusive of Nitrogen Fertilizer (In USD Millions) Twelve Months Ended June 30, 2020 Total debt and finance lease obligations(1) $ 1,690 Less: Nitrogen Fertilizer debt and finance lease obligations(1) 634 Total debt and finance lease obligations exclusive of Nitrogen Fertiizer 1,056 EBITDA exclusive of Nitrogen Fertilizer $ 376 Total debt and finance lease obligations to EBITDA exclusive of Nitrogen Fertilizer 2.81x Consolidasted cash and equivalents $ 606 Less: Nitrogen Fertilizer cash and cash equivalents 33 Cash and cash equivalents exclusive of Nitrogen Fertilizer 573 Net debt and finance lease obligations exclusive of Nitrogen Fertilizer(2) $ 483 Net debt and finance lease obligations to EBITDA exclusive of Nitrogen Fertilizer(2) 1.28x (1) Amounts are shown inclusive of the current portion of long-term debt and finance lease obligations (2) Net debt represents total debt and finance lease obligations exclusive of cash and cash equivalents 28

Non-GAAP Financial Measures

CVR Energy

(In USD Millions)

CVR Partners, LP	2015	2016	2017	2018	2019	3Q 2019	4Q 2019	1Q 2020	2Q 2020	TTM
Net Income (loss)	$ 62	$ (27)	$ (73)	$ (50)	$ (35)	$ (23)	$ (25)	$ (21)	$ (42)	$ (111)
Add: Interest expense and other financing costs, net of interest income	7	49	63	63	62	16	16	16	16	$ 64
Add: Income tax expense (benefit)	-	-	-	-	-	-	-	-	-	-
Add: Depreciation and amortization	28	58	74	72	80	18	20	16	24	78
EBITDA	**$ 97**	**$ 80**	**$ 64**	**$ 84**	**$ 107**	**$ 11**	**$ 11**	**$ 11**	**$ (2)**	**$ 31**

(In USD Millions)

CVR Partners, LP	2015	2016	2017	2018	2019	3Q 2019	4Q 2019	1Q 2020	2Q 2020	TTM
EBITDA	$ 97	$ 80	$ 64	$ 84	$ 107	$ 11	$ 11	$ 11	$ (2)	$ 31
Add: Non-cash goodwill impairment	-	-	-	-	-	-	-	-	41	41
Less: Debt service	(6)	(46)	(60)	(59)	(60)	(15)	(15)	(15)	(15)	(60)
Less: Maintenance capital expenditures	(10)	(14)	(14)	(15)	(18)	(7)	(7)	(4)	(2)	(20)
Less: Common units repurchased	-	-	-	-	-	-	-	-	(1)	(1)
Less: Cash reserves for future operating needs	-	-	-	-	(28)	-	-	-	(11)	(11)
Less: Reserve for future turnaround expenses	(8)	-	-	-	-	-	-	-	(2)	(2)
Less: Reserve for maintenance capital expenditures	-	-	-	-	-	-	-	-	-	-
Less: Reserve for repayment of current portion of long-term debt	-	-	-	-	-	-	-	-	(2)	(2)
Less: Cash reserve for recapture of prior negative available cash	-	-	-	-	-	-	-	-	(6)	(6)
Add: Loss on extinguishment of debt	-	5	-	-	-	-	-	-	-	-
Add: Insurance recovery - business interruption	-	4	-	-	-	-	-	-	-	-
Add: Impact of purchase accounting	-	13	-	-	-	-	-	-	-	-
Add: Available cash associated with East Dubuque 2016 first quarter	-	6	-	-	-	-	-	-	-	-
Add: Release of previously established cash reserves	7	-	-	-	25	18	7	3	-	28
Available cash for distribution	**$ 81**	**$ 49**	**$ (10)**	**$ 10**	**$ 26**	**$ 8**	**$ (4)**	**$ (6)**	**$ -**	**$ (2)**

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2020 Estimated Capital Expenditures 2019 Actual 2020 Estimate (1)(2) Maintenance Growth Total Maintenance Growth Total Low High Low High Low High Petroleum $ 79 $ 10 $ 89 $ 65 $ 68 $ 9 $ 10 $ 74 $ 78 Nitrogen Fertilizer 18 2 20 14 16 5 7 19 23 Other 5 - 5 2 4 - - 2 4 Total $ 102 $ 12 $ 114 $ 81 $ 88 $ 14 $ 17 $ 95 $ 105 (1) Total 2020 estimated capital expenditures includes approximately $1 to $2 million of growth-related additional approvals before commencement (2) Total 2020 estimated capital expenditures does not include planned Turnaround spending of $150 to $160 million 30

Simplified Organizational Structure Public Icahn Enterprises L.P. and Affiliates 29% 71% CVR Energy, Inc. (NYSE:CVI) Wynnewood Insurance Corporation CVR Energy Holdings, Inc. CVR Aviation, LLC Public 34.1% 65.9% CVR Services LLC CVR GP, LLC CVR Refining GP, LLC 65.4% 34.6% Non-Economic General Partner Interest Non-Economic General Partner Interest CVR Refining, LP CVR Partners, LP CVR Refining, LLC Operating Subsidiaries Operating Subsidiaries Petroleum Segment 50% 40% Nitrogen Fertilizer Segment Enable South Central Midway Pipeline, LLC Pipeline, LLC 31